UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On September 17, 2013, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of Pinnacle Financial Partners, Inc. (the "Company") elected Reese L. Smith, III to the Board as a Class II director.

Mr. Smith has been appointed to the Human Resources and Compensation Committee of the Board and is expected to be appointed to the Nominating and Corporate Governance Committee of the Board. Mr. Smith is not a party to any arrangement or understanding with any person pursuant to which he was selected as a member of the Board nor is he a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Smith received a grant of 630 shares of restricted stock, and will be paid a prorata portion of director retainer fees for the period through February 28, 2014 as well as board and committee meeting attendance fees. Thereafter, he will be compensated in accordance with the compensation program applicable to all of the Company's non-employee directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1            Press Release issued by Pinnacle Financial Partners, Inc. dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer

Date:            September 20, 2013

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press release issued by Pinnacle Financial Partners, Inc. dated September 20, 2013